Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, February 5, 2018– The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended December 31, 2017, which included net income attributable to the Company of $32.8 million or $.23 per share-diluted for the quarter ended December 31, 2017 compared to net income attributable to the Company for the quarter ended December 31, 2016 of $37.1 million or $.26 per share-diluted. For the fourth quarter, 2017, funds from operations (“FFO”) diluted was $155.6 million or $1.03 per share-diluted compared to $180.6 million or $1.17 per share-diluted for the quarter ended December 31, 2016. Net income and FFO for the quarter ended December 31, 2017 included a $14.5 million re-valuation reduction of a deferred tax asset as a result of the lower federal corporate income tax rates adopted by Congress in December, 2017. A description and reconciliation of EPS per share-diluted to FFO per share-diluted is included in the financial tables accompanying this press release.

Results and Capital Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 4.8% to $660 for the year ended December 31, 2017 compared to $630 for the year ended December 31, 2016.

•	The re-leasing spreads for the year ended December 31, 2017 were up 15.2%.

•	Mall portfolio occupancy was 95.0% at December 31, 2017 compared to 95.4% at December 31, 2016 and 94.3% at September 30, 2017.

•	Average rent per square foot increased to $56.97, up 3.8% from $54.87 at December 31, 2016.

“During the quarter our portfolio continued to perform well. We achieved solid re-leasing spreads and tenant sales growth plus we saw good occupancy gains on a sequential quarter over quarter basis” said the Company’s chairman and chief executive officer, Arthur Coppola. “We remain excited about the leasing opportunities we see as the digitally native, vertically integrated brands expand into brick and mortar locations in our dominant top quality regional malls”.

Financing Activity:

The Company has arranged for a $450 million, 12-year fixed rate loan on the recently expanded and renovated Broadway Plaza. The loan is expected to close in the first quarter of 2018.

The Company and its joint venture partner have closed on a $250 million five year loan on Fashion District Philadelphia. The loan has a 5 year term and an initial interest rate of 3.56%.

In December, 2017 the Company closed on a refinancing of Santa Monica Place with a new five year floating rate loan of $300 million with an initial rate of 3.13%. The former loan of $215 million was paid off at closing of the new loan.

2018 Earnings Guidance:

Management is issuing its diluted EPS and FFO per share guidance for 2018. A reconciliation of estimated EPS to FFO per share-diluted follows:

2018 range

Diluted EPS	$.77 - $.87
Plus: real estate depreciation and amortization	3.15 - 3.15
Less: gain on sale of dispositions	.00 - .00

Diluted FFO per share	$3.92 - $4.02

The guidance assumes no asset sales or acquisitions. It assumes a same center net operating income growth rate in a range of 2.0 to 2.5%. More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 53 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. A recognized leader in sustainability, Macerich has earned NAREIT’s prestigious “Leader in the Light” award every year from 2014-2017. For the third straight year in 2017 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins February 6, 2018 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2016, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2017	2016	2017	2016
Revenues:
Minimum rents	$150,591	$158,781	$594,030	$616,295
Percentage rents	10,340	11,623	17,124	20,902
Tenant recoveries	69,038	74,714	283,295	305,282
Other income	15,335	16,343	55,819	59,328
Management Companies’ revenues	11,439	10,539	43,394	39,464

Total revenues	256,743	272,000	993,662	1,041,271

Expenses:
Shopping center and operating expenses	72,663	78,079	295,190	307,623
Management Companies’ operating expenses	23,342	22,839	100,121	98,323
REIT general and administrative expenses	7,032	4,977	28,240	28,217
Depreciation and amortization	85,968	89,391	335,431	348,488
Interest expense	44,889	42,721	171,776	163,675
Gain on extinguishment of debt, net	—	—	—	(1,709)

Total expenses	233,894	238,007	930,758	944,617

Equity in income of unconsolidated joint ventures	28,774	19,404	85,546	56,941
Co-venture expense (a)	(2,479)	(3,875)	(13,629)	(13,382)
Income tax (expense) benefit	(15,772)	2,014	(15,594)	(722)
Gain (loss) on sale or write down of assets, net	5,212	(10,702)	42,446	415,348

Net income	38,584	40,834	161,673	554,839
Less net income attributable to noncontrolling interests	5,833	3,706	15,543	37,844

Net income attributable to the Company	$32,751	$37,128	$146,130	$516,995

Weighted average number of shares outstanding—basic	140,952	143,904	141,877	146,599

Weighted average shares outstanding, assuming full conversion of OP Units (b)	151,180	154,470	152,293	157,320

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	151,213	154,542	152,329	157,432

Earnings per share (“EPS”)—basic	$0.23	$0.26	$1.02	$3.52

EPS—diluted	$0.23	$0.26	$1.02	$3.52

Dividend declared per share	$0.74	$0.71	$2.87	$2.75

FFO—basic (b) (c)	$155,594	$180,633	$582,878	$642,304

FFO—diluted (b) (c)	$155,594	$180,633	$582,878	$642,304

FFO —diluted, excluding extinguishment of debt, net	$155,594	$180,633	$582,878	$640,595

FFO per share—basic (b) (c)	$1.03	$1.17	$3.83	$4.08

FFO per share—diluted (b) (c)	$1.03	$1.17	$3.83	$4.08

FFO per share—diluted, excluding extinguishment of debt, net	$1.03	$1.17	$3.83	$4.07

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)	This represents the outside partners’ allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(b)	The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)	The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2017	2016	2017	2016
Net income attributable to the Company	$32,751	$37,128	$146,130	$516,995
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	2,378	2,713	10,729	37,780
(Gain) loss on sale or write down of consolidated assets, net	(5,212)	10,702	(42,446)	(415,348)
Add: Gain on undepreciated asset sales from consolidated assets	837	785	1,564	3,717
Loss on write-down of consolidated non-real estate assets	—	—	(10,138)	—
Non-controlling interests share of gain (loss) on sale or write-down of consolidated joint ventures, net	1,209	544	1,209	(1,662)
(Gain) loss on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(5,802)	16	(14,783)	189
Add: Gain (loss) on undepreciated asset sales from unconsolidated joint ventures (pro rata)	5,984	—	6,644	(2)
Depreciation and amortization on consolidated assets	85,968	89,391	335,431	348,488
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(3,801)	(3,839)	(15,126)	(15,023)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	44,566	46,281	177,274	179,600
Less: depreciation on personal property	(3,284)	(3,088)	(13,610)	(12,430)

FFO attributable to common stockholders and unit holders—basic and diluted	155,594	180,633	582,878	642,304
Gain on extinguishment of debt, net—consolidated assets	—	—	—	(1,709)

FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net —diluted	$155,594	$180,633	$582,878	$640,595

Reconciliation of EPS to FFO per diluted share (c):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2017	2016	2017	2016
EPS—diluted	$0.23	$0.26	$1.02	$3.52
Per share impact of depreciation and amortization of real estate	0.82	0.83	3.19	3.18
Per share impact of (gain) loss on sale or write down of assets, net	(0.02)	0.08	(0.38)	(2.62)

FFO per share—diluted	$1.03	$1.17	$3.83	$4.08
Per share impact of gain on extinguishment of debt, net	—	—	—	(0.01)

FFO per share—diluted, excluding extinguishment of debt, net	$1.03	$1.17	$3.83	$4.07

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2017	2016	2017	2016
Net income attributable to the Company	$32,751	$37,128	$146,130	$516,995
Interest expense—consolidated assets	44,889	42,721	171,776	163,675
Interest expense—unconsolidated joint ventures (pro rata)	25,252	25,247	101,487	97,246
Depreciation and amortization—consolidated assets	85,968	89,391	335,431	348,488
Depreciation and amortization—unconsolidated joint ventures (pro rata)	44,566	46,281	177,274	179,600
Noncontrolling interests in the OP	2,378	2,713	10,729	37,780
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(6,792)	(6,139)	(25,007)	(24,326)
Gain on extinguishment of debt, net—consolidated assets	—	—	—	(1,709)
(Gain) loss on sale or write down of assets, net—consolidated assets	(5,212)	10,702	(42,446)	(415,348)
(Gain) loss on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	(5,802)	16	(14,783)	189
Add: Non-controlling interests share of gain (loss) on sale or write down of consolidated joint ventures, net	1,209	544	1,209	(1,662)
Income tax expense (benefit)	15,772	(2,014)	15,594	722
Distributions on preferred units	98	146	387	575

Adjusted EBITDA (d)	$235,077	$246,736	$877,781	$902,225

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	Unaudited		Unaudited
	2017	2016	2017	2016
Adjusted EBITDA (d)	$235,077	$246,736	$877,781	$902,225
REIT general and administrative expenses	7,032	4,977	28,240	28,217
Management Companies’ revenues	(11,439)	(10,539)	(43,394)	(39,464)
Management Companies’ operating expenses	23,342	22,839	100,121	98,323
Straight-line and above/below market adjustments	(4,545)	(11,284)	(29,531)	(38,309)

NOI—All Centers	249,467	252,729	933,217	950,992
NOI of non-Same Centers	(9,521)	(18,326)	(57,606)	(98,657)

NOI—Same Centers (e)	$239,946	$234,403	$875,611	$852,335

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(d)	Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)	The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, the Company’s general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.